Exhibit 23.5

Frost & Sullivan (S) Pte Ltd 100 Beach Road # 29-01/11 Shaw Tower Singapore 189702 Tel: 65 6890 0999 Fax: 65 6890 0988 www.frost.com
Date: November 4, 2010
China Xiniya Fashion Limited
Xiniya Industry Mansion
Xintang Development Area
Jinjiang
Fujian
People’s Republic of China
Dear Sir,
REGISTRATION STATEMENT IN RELATION TO THE LISTING APPLICATION OF CHINA XINIYA FASHION LIMITED (THE “COMPANY”)
We hereby consent to the inclusion of our name and references to our independent market research report entitled “Independent Market Research Study on Men’s Wear in China, 2010” in the Registration Statement on Form F-1 of the Company, in the form and context in which it appears in the same. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully, Sanjay Singh
Vice President (APAC)
Frost & Sullivan (Singapore) Pte. Ltd.

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